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                                                                    EXHIBIT 23.1


            [LETTERHEAD OF LAMN, KRIELOW, DYTRYCH & DARLING, P.A.]


August 13, 1998


Re: MJA Communications

As independent public accountants, we hereby consent to the inclusion in this 8-KSB/A (Amendment No. 1) of our report dated February 11, 1998, except for Note 4, as to which the date is August 12, 1998.


Very truly yours,

/s/ Gary R. Krielow
    Gary R. Krielow